Securities and Exchange Commission
March 31, 2000
Page 1
                                                           Exhibit F-1

                                 Sidley & Austin
                                 Bank One Plaza
                             Chicago, Illinois 60603


                                 March 31, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Central and South West Corporation;
                           Central Power and Light Company
                           Application-Declaration on Form U-1
                           File No. 70-9107

Ladies and Gentlemen:

         We  have  acted  as  special   counsel   for  Central  and  South  West
Corporation, a Delaware corporation ("CSW"), and Central Power and Light Company, a Texas corporation ("CPL"), in connection with Post Effective Amendment No. 3 (the "Amendment") to the Application-Declaration on Form U-1, as amended, File No. 70-9107 (the "Application"), filed with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). We refer to the Amendment which seeks a supplemental order to the existing order (the "Order") issued by the Commission with respect to the Application. Capitalized terms used in this opinion letter and not defined herein shall have the meanings assigned thereto in the Amendment. In the Amendment, CSW and CPL request authority under the Act for CPL to engage in the following financing and related transactions (the "Proposed Transactions") through December 31, 2002:

          (a) form one or more new wholly-owned entities to carry out the transactions contemplated by the Amendment (each a "Special Purpose Issuer") which are expected to be any one of the following: a trust, corporation, limited liability company or partnership;

         (b) acquire all the equity securities issued by each Special Purpose Issuer to establish its ownership of that Special Purpose Issuer;

         (c) cause any Special Purpose Issuer to issue and sell transition bonds ("Transition Bonds") from time to time in an aggregate amount of up to $800,000,000 and as authorized and approved by the Public Utility Commission of Texas ("PUCT") pursuant to the terms and conditions of a PUCT financing order (a "Financing Order") and in accordance with the Texas Public Utility Regulatory Act, Section 39 (the "Statute") (the principal amount of Transition Bonds so issued shall not reduce the amount of external financings previously authorized by the Order);



         (d) enter into or cause any Special Purpose Issuer to enter into interest rate swaps, interest rate hedging programs and credit enhancement arrangements to reduce interest rate risks with respect to, and to facilitate the offering of, Transition Bonds;

         (e) enter into a Servicing Agreement pursuant to which CPL or its affiliates will perform services for the Special Purpose Issuer and be paid compensation determined on an "arms length" basis, rather than the "at-cost" standard of Section 13(b) of the Act;

         (f) apply the proceeds received from the sale of the Transition Bonds as authorized by the Statute and the Financing Order, including the acquisition, redemption, retirement and defeasance of certain of CPL's outstanding debt and equity securities; and

         (g) engage in certain related transactions specifically described in the Amendment.

         For the purposes of this opinion letter, we have relied, as to various questions of fact material to the opinions set forth below, upon certificates of officers of CSW or CPL and other appropriate persons and statements contained in the Application and the Amendment. We also have examined originals, or copies certified to our satisfaction, of such documents, certificates and corporate and other records of CSW, CPL and any Special Purpose Issuer and statements of government officials, have examined such questions of law and have satisfied ourselves as to such matters of fact as we deem relevant and necessary as a basis of such opinions. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the original documents of any copies thereof submitted to us for examination.

         The opinions expressed below in respect of the Proposed Transactions are subject to the following assumptions and conditions:

         (a) The Special Purpose Issuer will be CPL Transition Funding, LLC, a Delaware limited liability company.

         (b) The acquisition by CPL of the equity securities of the Special Purpose Issuer, the sale of Transition Property and TCs by CPL to the Special Purpose Issuer, the purchase thereof by the Special Purpose Issuer and the authorization and issuance of Transition Bonds by the Special Purpose Issuer and the other aspects of the Proposed Transactions shall have been duly authorized to the extent required by state law by the Board of Directors of CPL and by the governing body of the Special Purpose Issuer.


         (c) All further amendments necessary to complete the Application as amended by the Amendment will be filed with the Commission.

         (d) The Commission shall have duly entered an appropriate order or orders with respect to the Proposed Transactions as described in the Amendment to the Application granting and permitting the Amendment to the Application to become effective under the Act and the rules and regulations thereunder.

         (e) The Financing Order expected to be issued with respect relating to the Proposed Transactions (PUCT Docket No. 21528) (the "2000 Financing Order") shall have been issued by the PUCT in accordance with the Statute and be in full force and effect and the time for appeal of the 2000 Financing Order shall have expired and all conditions precedent to the consummation of the Proposed Transactions contained in the 2000 Financing Order shall have been satisfied.

         (f) The Statute is constitutional and remains valid and in full force and effect.

         (g) The Proposed Transactions shall be consummated in accordance with any required approvals, authorizations, consents, certificates and orders of any state commission or regulatory authority and all such required approvals, authorizations, consents, certificates and orders shall have been obtained and remain in effect.

         (h) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

         (i) The consummation of the Proposed Transactions shall be conducted with our involvement and all legal matters incident to the Proposed Transactions shall be satisfactory to us, including the receipt in form and substance satisfactory to us of opinions of other counsel qualified to practice in jurisdictions pertaining to the Proposed Transactions in which we are not admitted to practice.

         Based on the foregoing and subject to the assumptions and conditions set forth herein, and having regard to legal considerations which we deem relevant, we are of the opinion that, in the event the Proposed Transactions are consummated in accordance with the Application as amended by the Amendment:

         1. All state laws applicable to the Proposed Transactions as described in the Amendment (other than state securities or "blue sky" laws as to which we express no opinion) will have been complied with.



         2. The Special Purpose Issuer has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware.

         3. Any Transition Bonds issued as contemplated in the Application as amended by the Amendment will be valid and binding obligations of the Special Purpose Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         4. The Special Purpose Issuer will legally acquire the Transition Property from CPL and CPL will legally acquire the equity securities of the Special Purpose Issuer.

         5. The consummation of the Proposed Transactions will not violate the legal rights of the holders of any outstanding securities issued by CSW, CPL or any "associate company" (as defined in the Act) thereof.

         Except as otherwise stated in the next succeeding sentence of this paragraph, this opinion letter is limited to the laws of the State of New York and the federal laws of the United States of America. In giving this opinion letter, we have relied as to certain matters governed by the laws of the State of Texas covered by this opinion letter on the opinion letter of even date of Vinson & Elkins L.L.P. and as to certain matters of Delaware law on the opinion letter of even date of Richards, Layton & Finger, subject to the assumptions, exceptions, qualifications and limitations expressed in such opinion letters. Copies of these opinion letters are attached hereto.

         We hereby consent to the use of this opinion letter in connection with the Application as amended by the Amendment.

                                                          Very truly yours,

                                                          /s/ Sidley & Austin

                                                          Sidley & Austin